UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 25, 2013

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (813) 228-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

Stock Purchase Agreement

On May 25, 2013, TECO Energy, Inc. (the “Corporation”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Corporation, New Mexico Gas Intermediate, Inc. (“NMGI”) and Continental Energy Systems LLC (“CES”). NMGI is the parent company of New Mexico Gas Company, Inc. (“NMGC”). Pursuant to the terms and subject to the conditions set forth in the Stock Purchase Agreement, the Corporation will acquire (the “Acquisition”) from CES all of the outstanding capital stock of its subsidiary, NMGI, for an aggregate purchase price of $950 million, which includes the assumption of $200 million of senior secured notes at NMGC. The purchase price is subject to certain post-closing adjustments in accordance with the terms of the Stock Purchase Agreement.

The closing of the Acquisition is subject to various customary closing conditions, including, among others (i) clearance under the Hart-Scott-Rodino Antitrust Improvements Act, (ii) receipt of all required regulatory approvals from the New Mexico Public Regulation Commission, and (iii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the parties to the Stock Purchase Agreement and compliance with their respective obligations under the Stock Purchase Agreement. The closing of the Acquisition is expected to occur in the first quarter of 2014, subject to satisfaction of closing conditions.

The Stock Purchase Agreement contains customary representations and warranties of the parties, and covenants to, among other things, cooperate on seeking necessary regulatory approvals and access to information. NMGI has also covenanted to conduct its business and the business of its subsidiary, NMGC, in the ordinary course until the Acquisition is consummated and has also agreed to cooperate with the Corporation’s efforts to obtain permanent financing. The Acquisition is not subject to any financing condition and the Corporation has obtained a commitment for bridge financing (see “Bridge Facility Commitment Letter” below). The parties have agreed to indemnify each other for breaches of representations, warranties and covenants. Subject to certain exceptions, CES’s aggregate liability with respect to such indemnification obligations is capped at $30 million (subject to a $9.25 million deductible), which will be placed initially into an escrow account at closing to be available to fund indemnification claims.

The Stock Purchase Agreement contains certain termination rights for CES and the Corporation, including, among others, the right to terminate if the Acquisition is not completed by May 25, 2014 (subject to up to a four month extension under certain circumstances related to obtaining required regulatory approvals).

Bridge Facility Commitment Letter

On May 25, 2013, and in connection with the Stock Purchase Agreement, the Corporation and TECO Finance, Inc., a wholly-owned subsidiary of the Corporation, entered into a commitment letter (the “Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”). The Commitment Letter provides that, subject to the conditions set forth therein, Morgan Stanley will commit to provide a 364-day senior bridge term loan facility in an aggregate principal amount of $1.075 billion. The commitment is subject to various conditions, including (i) the absence of a material adverse effect having occurred with respect to NMGI and NMGC, (ii) the execution of satisfactory definitive documentation and (iii) other customary closing conditions. Any permanent debt or equity financing obtained by the Corporation on or prior to the closing of the Acquisition will reduce the amount of the commitment.

A copy of the Stock Purchase Agreement and the Commitment Letter are filed as Exhibit 2.1 and 10.1 to this report, respectively, and are incorporated herein by reference. The foregoing descriptions of the Stock Purchase Agreement and the Commitment Letter and the transactions contemplated thereby are qualified in their entirety by reference to the Stock Purchase Agreement and Commitment Letter.

Item 7.01. Regulation FD Disclosure

On May 28, 2013, the Corporation issued a press release announcing the Acquisition. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Also on May 28, 2013, representatives of the Corporation held an investor teleconference, which was webcast, regarding the Acquisition. The Corporation is furnishing a slide presentation, which it used at its teleconference and webcast. The slide presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The press release and slides are being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1	Stock Purchase Agreement, dated as of May 25, 2013, by and among TECO Energy, Inc., New Mexico Gas Intermediate, Inc. and Continental Energy Systems LLC.

10.1	Commitment Letter, dated as of May 25, 2013, by and among TECO Energy, Inc., TECO Finance, Inc. and Morgan Stanley Senior Funding, Inc.

99.1	Press Release, dated May 28, 2013.

99.2	Presentation Materials, dated May 28, 2013.

Note: This report contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Actual results may differ materially from those forecasted. The forecasted results are based on the corporation’s current expectations and assumptions, and the Corporation does not undertake to update that information or any other information contained in this report, except as may be required by law. Factors that could impact actual results include: the risk that the transactions described above may not be consummated or that the anticipated benefits from the transactions cannot be fully realized; regulatory actions by federal, state or local authorities; unexpected capital needs or unanticipated reductions in cash flow that affect liquidity; the ability to access the capital and credit markets when required; general economic conditions affecting energy sales at the utility companies; economic conditions, both national and international, affecting the Florida and New Mexico economies; weather variations and customer energy usage patterns affecting sales and operating costs at the utilities and the effect of weather conditions on energy consumption; general operating conditions; input commodity prices affecting cost at all of the operating companies; natural gas demand at the utilities; and the ability of the Corporation’s subsidiaries to operate equipment without undue accidents, breakdowns or failures. Additional information is contained under “Risk Factors” in TECO Energy, Inc.’s Annual Report on Form 10-K for the period ended Dec. 31, 2012.

The representations, warranties and covenants contained in the Stock Purchase Agreement were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Stock Purchase Agreement, may be subject to qualifications and limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Stock Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of NMGI’s business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013		TECO ENERGY, INC.
(Registrant)

	By:	/s/ Sandra W. Callahan
Sandra W. Callahan
Senior Vice President-Finance and Accounting and Chief Financial Officer (Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

2.1	Stock Purchase Agreement, dated as of May 25, 2013, by and among TECO Energy, Inc., New Mexico Gas Intermediate, Inc. and Continental Energy Systems LLC.

10.1	Commitment Letter, dated as of May 25, 2013, by and among TECO Energy, Inc., TECO Finance, Inc. and Morgan Stanley Senior Funding, Inc.

99.1	Press Release, dated May 28, 2013.

99.2	Presentation Materials, dated May 28, 2013.